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                                                                   EXHIBIT 10.25

                         ORIGINATION SERVICES AGREEMENT

                                 by and between

                              BANK OF AMERICA, N.A.

                                       and

                        THE FIRST MARBLEHEAD CORPORATION

     This Origination Services Agreement ("Agreement") is entered into this 1st day of July 2003 (the "Effective Date"), by and between Bank of America, N.A., a national banking association organized under the laws of the United States and having a place of business located at 600 Wilshire Blvd., 4th Floor, Los Angeles, CA 90017 ("Lender"), and The First Marblehead Corporation, a Delaware corporation with its principal place of business located at 30 Little Harbor, Marblehead, Massachusetts 09145 ("FMC").

     WHEREAS, Lender is in the business of making educational loans under certain alternative loan programs, including, without limitation, the GATE Programs (defined below);

     WHEREAS, FMC is engaged in structuring and assisting lenders in implementing alternative student loan programs;

     WHEREAS, Lender desires to retain FMC to perform services on its behalf with respect to such GATE Programs, and FMC desires to perform such services;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

SECTION 1:     DEFINITIONS

     "ASP" shall mean V-Tek or such other application service provider as may be designated by FMC and approved by Lender, which approval shall not be unreasonably withheld.

     "GATE Programs" shall mean the GATE Universal Program as defined in the GATE Universal Loan Program Umbrella Agreement and the GATE Program as defined in the GATE Student Loan Program Umbrella Agreement.

     "GATE Student Loan Program Umbrella Agreement" means that certain Umbrella Agreement entered into by and among FMC, Lender and NCT dated June 1, 1996, as amended.

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     "GATE Universal Loan Program Umbrella Agreement" means that certain
Umbrella Agreement entered into by and among FMC, Lender and NCT dated March 7, 2003.

     "NCT" shall mean The National Collegiate Trust, a Delaware business trust.

     "Note Purchase Agreement" shall mean that certain Note Purchase Agreement entered into by and between Lender and NCT dated March 7, 2003.

     "V-Tek" shall mean V-Tek Systems Corporation, a California corporation.

     "V-Tek Agreement" means the Origination Services Agreement entered into by and between FMC and V-Tek, effective July 1, 2003.

SECTION 2:     SERVICES

     a. Subject to the terms of this Agreement, FMC will provide to Lender, either itself or through an ASP, the data processing and pre-origination loan services set forth in Sections 2 ("Services"), 3 ("Support Services"), 7 ("Reports"), 14 ("Data Storage"), and 17 ("Disaster Recovery/Force Majeure") of the V-Tek Agreement, which Sections are hereby adopted and incorporated herein by reference.

     b. The parties acknowledge and agree that Lender is an intended third party beneficiary of all Sections in the V-Tek Agreement to which it is referenced, with the right to enforce such provisions against the applicable party. Lender agrees to collaborate and consult with FMC in any exercise of such rights.

     c. All definitions and defined terms used in the V-Tek Agreement, as well as all applicable exhibits thereto, are hereby adopted and incorporated herein by reference.

     d. The provisions in (i) subsections a., b., c., f. and g. of Section 10 ("Confidentiality") and (ii) Sections 11 ("Information Security Program"), 13 ("Limitation of Liability"), 16 ("Independent Contractors Status") and 19 ("Miscellaneous") of the V-Tek Agreement shall apply to the parties of this Agreement, as if set forth in full herein, and as if "FMC" were "V-Tek". In the event of any inconsistency or conflict between the foregoing provisions and the terms of the GATE Universal Loan Program Umbrella Agreement and/or the GATE Student Loan Program Umbrella Agreement, the terms of the GATE Universal Loan Program Umbrella Agreement and/or the GATE Student Loan Program Umbrella Agreement shall control. Notwithstanding anything to the contrary herein, FMC may create, use and disclose, in any manner it deems necessary, any data or statistical abstracts of such data, in all such cases, with the identification of Borrowers and of the Lender removed. Further, nothing herein will be construed to prohibit disclosure of any Confidential Information to regulatory agencies, rating agencies, attorneys, accountants, agents, subcontractors, servicers, and consultants, and the employees and agents of any of the foregoing, who are obliged to respect the confidentiality thereof, or as required by law.

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SECTION 3:     WARRANTIES AND REPRESENTATIONS

     FMC hereby passes through and extends to Lender all warranties and representations made by FMC and V-Tek in Section 8 ("Warranties and Representations") of the V-Tek Agreement as if made by FMC hereunder. Further, the warranties and representations in subsections a.(i) - (vi) of said Section 8 of the V-Tek Agreement shall apply to the Lender, as if set forth in full herein, and as if made by Lender hereunder. Further, FMC and the Lender each represents and warrants to the other that it will at all times comply with the Truth-in-Lending Act, the Equal Credit Opportunity Act and similar consumer protection statutes adopted by the Federal Government and all other applicable jurisdictions and duly adopted regulations pertaining to each party. The foregoing notwithstanding, FMC will have no obligation to comply with the laws of any state other than Massachusetts and those states whose laws and regulations duplicate federal laws and regulations, provided that if FMC is asked by the Lender to adopt any particular form, method or procedure provided to FMC by the Lender for carrying out its duties hereunder, in order to comply with the laws of any other jurisdiction, and FMC agrees to adopt such form, method or procedure, FMC will cause V-Tek to implement such form, method or procedure and will be obligated hereunder for failure to comply with such laws insofar as such failure arises from FMC's or V-Tek's failure to implement, in the particular case, such form, method or procedure.

SECTION 4:     INDEMNIFICATION

     FMC and Lender will each indemnify and hold harmless the other from and against any loss, cost, damage or expense which the other may incur, including reasonable legal costs and attorneys' fees, as a result of any breach of the indemnifying party's respective obligations, representations and warranties under this Agreement. FMC will at no time be liable for any damage or expense that the Lender or any other person may suffer arising from FMC's reliance in good faith on instructions from the Lender or information supplied to it by the Lender, a Borrower, an applicant or an educational institution. The Lender will at no time be liable for any damage or expense that FMC or any other person may suffer arising from the Lender's reliance in good faith on information supplied to it by FMC, a Borrower, an applicant, or an education institution.

SECTION 5:     NOTICES

     All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received.

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BANK OF AMERICA, N.A.
Attn: Kathleen L. Cannon
600 Wilshire Blvd., 4th Floor
Los Angeles, CA 90017

and

THE FIRST MARBLEHEAD CORPORATION
Attn: Ralph James
30 Little Harbor
Marblehead, MA 09145

SECTION 6:     TERM AND TERMINATION

     a:   The initial term of this Agreement shall commence on July 1, 2003 and shall continue until May 31, 2004, unless earlier terminated in accordance with the provisions of this Section. Following the initial term, this Agreement shall automatically renew for successive one-year terms unless either Party provides written notice of non-renewal and termination not less than one hundred eighty
(180) days prior to the end of the then-current term.

     b. FMC may terminate this Agreement if (a) the V-Tek Agreement terminates for any reason, and V-Tek is not replaced with another ASP acceptable to Lender within thirty (30) days; and (b) the Lender and/or FMC terminate the Note Purchase Agreement or the GATE Universal Loan Program Umbrella Agreement for any reason. Notwithstanding the foregoing, FMC will not unilaterally terminate the V-Tek Agreement without cause so long as either the GATE Universal Loan Program Umbrella Agreement or GATE Student Loan Program Umbrella Agreement is in force and effect.

     c. If either Party is in breach hereof, the other may terminate this Agreement upon written notice, unless the breach is cured within thirty (30) days after written notice specifying the breach and the requested cure. Notwithstanding the foregoing, Lender shall have the right to terminate this Agreement in the event V-Tek fails to cure a deficiency identified as a result of an audit within the time frame set forth in Section 4(c) of the V-Tek Agreement, provided V-Tek is not replaced by another ASP acceptable to Lender within thirty (30) days. If the breach is governed by Section 17 ("Disaster Recovery Plan/Force Majeure") of the V-Tek Agreement, the thirty (30) day cure period will be extended day for day by the number of days, not to exceed sixty
(60), that the Party is prevented from performing by circumstances beyond its reasonable control, provided that no such extension will apply to a breach of V-Tek's obligations under the last sentence of Section 17(a) of the V-Tek Agreement.

     d. Subject to applicable bankruptcy and similar laws, if either Party enters into bankruptcy, receivership, assignment for the benefit of its creditors or other similar proceedings affecting the rights of its creditors generally, this Agreement will be deemed automatically terminated without the need of any notice from the other Party, unless the

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other Party is given assurances it considers both acceptable and satisfactory that the orderly operation of this Agreement and payment of the fees requires hereunder will not adversely affected.

SECTION 7:     AUDITS

FMC and Lender will cooperate in scheduling and conducting audits of V-Tek and implementing cures for any deficiencies found during such audits under Section 3 of the V-Tek Agreement. FMC and Lender will share with each other the results of any such audits, and the Parties further agree to conduct jointly an audit of V-Tek at least once a year, with each Party to bear its own costs and expenses. FMC will exercise its rights under the V-Tek Agreement to obtain relief on behalf of Lender, as reasonably requested by Lender.

SECTION 8:     TRANSFER

Lender and FMC may each transfer their rights hereunder to the extent they are permitted to transfer their rights under the GATE Universal Loan Program Umbrella Agreement and/or the GATE Student Loan Program Umbrella Agreement.

     IN WITNESS WHEREOF, the parties under seal hereunto affix their signatures by their duly authorized officers as of the day and year indicated above.

BANK OF AMERICA, N.A.                  THE FIRST MARBLEHEAD CORPORATION

By:                                    By:
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Title:                                 Title:
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